EXHIBIT 99.3

BLUE QUAIL
SPORTSMAN'S LAKE

240 AC +/- UNDER LEASE

BLUE QUAIL
SPORTSMAN'S LAKE #2
SPUD in MARCH 2014

BLUE QUAIL
SPORTSMAN'S LAKE #1
PRODUCING AT 300
MCFGD WITH TRACE
CONDENSATE


R 7 E
T 9 N
T 8 N
Potential Ridge
Structural Ridge Trend
Fault Block
HIGH
LOW
Potential Ridge
30
29
28
36
31
32
33
5
12
7
8
9
-3350
-3400
-3450
Note: This map only illustrates wells that penetrated the Top of the Viola to establish a good Structural picture of the Wilcox Topography at the time of deposition.
Sportsman's Lake Prospect
Seminole County, Oklahoma
Viola Lm. Structure
C.I.= 50'
Geology By: Ed Kaiser